UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 19, 2006

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

1014 Vine Street

Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Under Article FOURTH, Section C.1. of the Company’s Amended Articles of Incorporation, the Board of Directors is authorized to create one or more series of Cumulative Preferred Shares, and pursuant to that authority the Board designated its Series A Preferred Shares. The Series A Preferred Shares were designated under Article FOURTH, Section C.7. of the Amended Articles of Incorporation and were reserved for issuance under the Company’s warrant dividend plan. The preferences, privileges and rights associated with the Series A Preferred Shares are set forth in Appendix A to the Amended Articles of Incorporation.

On March 19, 2006, the Company’s warrant dividend plan expired. The Company’s Board of Directors authorized, effective March 19, 2006, the amendment of the Amended Articles of Incorporation to delete Article FOURTH, Section C.7. and Appendix A thereof, which amendment will have the effect of removing the designation of the Series A Preferred Shares.

The form of the Company’s Amended Articles of Incorporation, as amended, to be filed with the Secretary of State of Ohio, is attached hereto as Exhibit 3.1.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1.	The Company’s Amended Articles of Incorporation, as amended, to be filed with the Secretary of State of Ohio, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

March 23, 2006	By:	/s/ Paul Heldman
Paul Heldman
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	The Company’s Amended Articles of Incorporation, as amended, to be filed with the Secretary of State of Ohio, filed herewith.

The Kroger Co.
Law Department
1014 Vine Street
Cincinnati, OH 45202-1100

March 23, 2006

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Form 8-K Filed March 23, 2006

Ladies and Gentlemen:

Enclosed herewith for filing is the Company’s Form 8-K. Should you have any questions regarding this filing please call me at (513) 762-1482.

Very truly yours,

/s/ Bruce M. Gack
Bruce M. Gack
Vice President and Assistant General Counsel

Enc.